UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2011, SilverSun Technologies, Inc. (the “Company”), entered into a director agreement (“Original Director Agreement”) with Stanley Wunderlich (“Wunderlich”), pursuant to which Wunderlich was appointed to the Company’s board of directors (the “Board”) effective July 26, 2011.   On August 3, 2011 the Company entered into an amended and restated Director Agreement (the “Amended Agreement”). The term of the Amended Agreement is from August 3, 2011, through the Company’s next annual stockholders’ meeting.  The Amended Agreement may, at the option of the Board, be automatically renewed on such date that Wunderlich is re-elected to the Board.  Under the Amended Agreement, Wunderlich is to be paid a stipend of one thousand dollars ($1,000) (the “Stipend”) per quarter, payable at the end of each fiscal quarter. Notwithstanding the foregoing, the first Stipend shall be in the amount of three thousand dollars ($3,000) and was paid on July 26, 2011 pursuant to the Original Director Agreement.   Additionally, Mr. Wunderlich shall receive warrants (the “Warrants”) to purchase such number of shares of the Company’s Class A common stock, par value $0.0001 (the “Common Stock”), as shall equal (the “Formula”) (A) $20,000 divided by (B) the closing price of the Common Stock on the OTC Markets on the date of grant of the Warrant.  The exercise price of the Warrant shall be the closing price on the date of the grant of such Warrant (the “Grant Date”) plus $0.01.  The Warrant shall be fully vested upon receipt thereof (the “Vesting Date”). For the duration of the directorship term, on the three month anniversary of the Vesting Date, and for each successive three month period thereafter, Wunderlich shall receive a warrant exercisable for the number of shares of Common Stock resulting from the application of the Formula on the applicable Grant Date.  The first Warrant shall be issued no earlier than October 26, 2011.  Except with respect to the first Stipend, the Stipend and the Warrants shall be pro-rated based on the actual number of days during such quarter that Wunderlich served on the Board.

The above description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to such Amended Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 26, 2011, the Board appointed Wunderlich as a member of the Board.   In connection with the appointment, on July 26, 2011, the Company entered into a Director Agreement as described above in Item 1.01.

Below is a description of Mr. Wunderlich’s relevant business experience:

Stanley Wunderlich, age 63, Director

Mr. Wunderlich, age 63, combines over 40 years of experience in Wall Street as a business owner and consultant.  Mr. Wunderlich is a founding partner and has been Chairman and Chief Executive Officer of Consulting for Strategic Growth 1, specializing in investor and media relations and the formation of capital for early-growth stage companies both domestic and international, from 2000 through the present.  Mr. Wunderlich has a Bachelor’s degree from Brooklyn College.

The Company believes that Mr. Wunderlich’s experience in capital raising strategy and U.S. markets will assist the Company’s growth strategy and development as public company.

Family Relationships

There is no family relationship between Mr. Wunderlich and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended Agreement by and among the Company and Mr. Wunderlich dated August 3, 2011
10.2	Form of Warrant

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: August 3, 2011	By:	/s/Mark Meller
Mark Meller
President, Chief Executive Officer and
Principal Accounting Officer